UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2009

UNIVERSAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-00652	54-0414210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 359-9311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Revised Form of Performance Share Award Agreement.

At its March 17, 2009 meeting, the Executive Compensation, Nominating, and Corporate Governance Committee (the “Committee”) of the Board of Directors of Universal Corporation (the “Company”) approved a revised form of Performance Share Award Agreement to be used in connection with future performance share awards the Company makes to its executive officers. A copy of the revised form agreement is filed with this Current Report and is incorporated herein by reference.

Performance Shares are awarded pursuant to the Company’s 2007 Stock Incentive Plan. Any Performance Shares that may be awarded to executives in the future pursuant to the revised form of Performance Share Agreement will vest on the last day of the performance period selected by the Committee, and will be earned and paid out based on the achievement of certain performance measures selected by the Committee. Performance measures may be based on the performance of the Company or any business unit of the Company. Actual performance over the performance period with respect to the selected performance measures is compared to the performance measure threshold and targets chosen by the Committee in order to determine how many Performance Shares, if any, are earned and payable to the executive. Performance Shares are payable in shares of Common Stock.

Under the revised form of Performance Share Award Agreement, executives are entitled to receive a pro rated number of Performance Shares if, while they are employed, they retire, die or become disabled, subject to the attainment of the performance measures as determined by the Committee at the end of the performance period. Any such pro-rated award will be pro-rated based on the executive’s service through the date of death, disability or retirement and will be paid to the executive (or to the executive’s beneficiary), if at all, at the same time Performance Share awards are paid to active executives. In the event of an executive’s death during the performance period, the Committee has the ability to accelerate the end of the performance period and take any other actions with respect to the vesting or payment of the Performance Share award that the Committee deems necessary or appropriate to preserve the intended benefits of the award to the participant.

Under the revised form of Performance Share Award Agreement, vesting for Performance Share awards also accelerates in the event of a “change of control” (as defined in the Performance Share Award Agreement) during the performance period:

•

If the change of control is the acquisition by a person or group of 20% or more of the Company’s outstanding common stock or voting securities (as described in Section 2(b)(i) of the revised form of Performance Share Award Agreement), then the Performance Share award generally will vest on a pro-rated basis based on the executive’s service through the date of the change of control and the number of Performance Shares earned will be based on actual performance relative to the target and threshold levels through the date of the change of control.

•

If, however, the change of control is an unendorsed change in the majority of the Company’s board of directors (as described in Section 2(b)(ii) of the revised form of Performance Share Award Agreement), a reorganization, merger or consolidation involving the Company in which the shareholders of the Company immediately before the change own less than 50% of the outstanding common stock or voting securities of the surviving entity immediately after the change (as described in Section 2(b)(iii) of the revised form of Performance Share Award Agreement), or a complete liquidation or dissolution of the Company (as described in Section 2(b)(iv) of the revised form of Performance Share Award Agreement), then 100% of the Performance Share award vests and is deemed to be earned at the target level of performance.

Performance Share awards are also subject to forfeiture, and the Company can recoup any amounts paid under the revised form of Performance Share Award Agreement, in the event of a material restatement of the Company’s financial statements, or if the executive engages in ethical misconduct or activity deemed by the Committee to be harmful to the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Revised Form of Performance Share Award Agreement.*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: March 23, 2009	By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Revised Form of Performance Share Award Agreement.*

*	Filed herewith